Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Third Quarter 2018 Results

OKLAHOMA CITY (November 1, 2018) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the three-months and nine-months ended September 30, 2018 and provided an update on its 2018 activities. Key information includes the following:

•	Net production averaged 1,427.5 MMcfe per day during the third quarter of 2018.

•	Net income of $95.2 million, or $0.55 per diluted share, for the third quarter of 2018.

•	Adjusted net income (as defined and reconciled below) of $84.6 million, or $0.49 per diluted share, for the third quarter of 2018.

•	Adjusted EBITDA (as defined and reconciled below) of $238.8 million for the third quarter of 2018.

•	Budgeted 2018 total capital expenditures to be approximately $815 million.

•

Increased estimated 2018 full year net production and now forecast an average of 1,360 MMcfe to 1,370 MMcfe per day, an increase of approximately 25% to 26% over the average daily net production of 1,089.2 MMcfe per day during 2017.

•

2018 hedge position of approximately 948 BBtu per day of natural gas fixed price swaps at an average fixed price of $3.05 per MMBtu and large base level of approximately 1,154 BBtu per day of natural gas fixed price swaps during 2019 at an average fixed price of $2.81 per MMBtu.

Third Quarter of 2018 Financial Results

For the third quarter of 2018, Gulfport reported net income of $95.2 million, or $0.55 per diluted share, on revenues of $361.0 million. For the third quarter of 2018, EBITDA (as defined and reconciled below for each period presented) was $249.4 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below for each period presented) was $210.5 million. Gulfport’s GAAP net income for the third quarter of 2018 includes the following items:

•	Aggregate non-cash derivative loss of $4.1 million.

•	Aggregate loss of $0.9 million in connection with a litigation settlement.

•	Aggregate gain of $2.7 million in connection with the sale of Gulfport’s equity interests in certain equity investments.

•	Aggregate gain of $12.9 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the third quarter of 2018 would have been as follows:

•	Adjusted oil and gas revenues of $365.1 million.

•	Adjusted net income of $84.6 million, or $0.49 per diluted share.

•	Adjusted EBITDA of $238.8 million.

Nine-Months Ended September 30, 2018 Financial Results

For the nine-month period ended September 30, 2018, Gulfport reported net income of $296.6 million, or $1.68 per diluted share, on revenues of $939.1 million. For the nine-month period ended September 30, 2018, EBITDA (as defined and reconciled below for each period presented) was $753.3 million and cash flow from operating activities before changes in operating assets and liabilities (as defined and reconciled below for each period presented) was $611.3 million. Gulfport’s GAAP net income for the nine-month period ended September 30, 2018 includes the following items:

•	Aggregate non-cash derivative loss of $106.4 million.

•	Aggregate gain of $0.2 million attributable to net insurance proceeds.

•	Aggregate loss of $0.9 million in connection with a litigation settlement.

•	Aggregate gain of $124.8 million in connection with the sale of Gulfport’s equity interests in certain equity investments.

•	Aggregate gain of $35.3 million in connection with Gulfport’s equity interests in certain equity investments.

Excluding the effect of these items, Gulfport’s financial results for the nine-month period ended September 30, 2018 would have been as follows:

•	Adjusted oil and gas revenues of $1,045.5 million.

•	Adjusted net income of $243.5 million, or $1.38 per diluted share.

•	Adjusted EBITDA of $700.3 million.

Production and Realized Prices

Gulfport’s net daily production for the third quarter of 2018 averaged approximately 1,427.5 MMcfe per day. For the third quarter of 2018, Gulfport’s net daily production mix was comprised of approximately 89% natural gas, 8% natural gas liquids (“NGL”) and 3% oil.

Gulfport’s realized prices for the third quarter of 2018 were $2.44 per Mcf of natural gas, $51.26 per barrel of oil and $0.57 per gallon of NGL, resulting in a total equivalent price of $2.75 per Mcfe. Gulfport’s realized prices for the third quarter of 2018 include an aggregate non-cash derivative loss of $4.1 million. Before the impact of derivatives, realized prices for the third quarter of 2018, including transportation costs, were $2.32 per Mcf of natural gas, $68.73 per barrel of oil and $0.74 per gallon of NGL, for a total equivalent price of $2.82 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three months ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Production Volumes:
Natural gas (MMcf)	116,994	97,825	327,272	247,012
Oil (MBbls)	665	685	2,166	1,849
NGL (MGal)	72,427	59,008	196,695	162,483
Gas equivalent (MMcfe)	131,328	110,367	368,366	281,318
Gas equivalent (Mcfe per day)	1,427,479	1,199,636	1,349,326	1,030,468

Average Realized Prices:
(before the impact of derivatives):

Natural gas (per Mcf)	$2.32	$2.28	$2.30	$2.46
Oil (per Bbl)	$68.73	$45.90	$64.96	$46.15
NGL (per Gal)	$0.74	$0.57	$0.72	$0.55
Gas equivalent (per Mcfe)	$2.82	$2.61	$2.81	$2.78

Average Realized Prices:
(including cash-settlement of derivatives and excluding non-cash derivative gain or loss):

Natural gas (per Mcf)	$2.40	$2.41	$2.44	$2.49
Oil (per Bbl)	$53.97	$50.26	$54.68	$49.07
NGL (per Gal)	$0.67	$0.54	$0.66	$0.54
Gas equivalent (per Mcfe)	$2.78	$2.74	$2.84	$2.82

Average Realized Prices:

Natural gas (per Mcf)	$2.44	$2.21	$2.22	$3.01
Oil (per Bbl)	$51.26	$36.32	$44.10	$52.90
NGL (per Gal)	$0.57	$0.41	$0.60	$0.51
Gas equivalent (per Mcfe)	$2.75	$2.41	$2.55	$3.28

The table below summarizes Gulfport’s third quarter of 2018 and nine-month period ended September 30, 2018 production by asset area:

GULFPORT ENERGY CORPORATION

PRODUCTION BY AREA

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Utica Shale
Natural gas (MMcf)	100,274	85,275	280,140	219,076
Oil (MBbls)	74	113	234	367
NGL (MGal)	29,806	34,076	92,389	105,759
Gas equivalent (MMcfe)	104,975	90,822	294,741	236,383

SCOOP(1)
Natural gas (MMcf)	16,704	12,505	47,071	27,852
Oil (MBbls)	412	303	1,316	682
NGL (MGal)	42,593	24,958	104,241	56,623
Gas equivalent (MMcfe)	25,259	17,888	69,862	40,030

Southern Louisiana
Natural gas (MMcf)	6	35	17	57
Oil (MBbls)	167	256	559	763
NGL (MGal)	—	—	—	—
Gas equivalent (MMcfe)	1,009	1,571	3,370	4,637

Other
Natural gas (MMcf)	9	11	43	27
Oil (MBbls)	12	13	57	38
NGL (MGal)	29	(26)	65	101
Gas equivalent (MMcfe)	85	86	393	267

(1)	SCOOP 2017 production adjusted for closing date of February 17, 2017.

2018 Financial Position and Liquidity

As of September 30, 2018, Gulfport had cash on hand of approximately $124.6 million. As of September 30, 2018, Gulfport’s $1.4 billion revolving credit facility, under which Gulfport has an elected commitment of $1.0 billion, had outstanding borrowings of $60.0 million and outstanding letters of credit totaling $316.2 million.

As of September 30, 2018, Gulfport’s net debt-to-trailing twelve months EBITDA ratio was 2.1 times.

2018 Capital Budget and Production Guidance Update

For the nine-month period ended September 30, 2018, Gulfport’s drilling and completion (“D&C”) capital expenditures totaled $638.1 million and non-D&C capital expenditures totaled $96.3 million. For 2018, Gulfport forecasts that its 2018 total capital expenditures will be at the high-end of the previously provided capital budget and expects total capital expenditures to be approximately $815 million.

Gulfport remains committed to funding its 2018 capital budget from cash flow as well as dedicated to being within the range of our previously provided capital budget. Capital spend will decrease significantly during the fourth quarter of 2018, with activity decreasing quarter over quarter and remaining nimble in its operations to adhere to the commitment of capital discipline and the 2018 capital budget.

Based on results during the nine-month period ended September 30, 2018, Gulfport has increased its production guidance and now forecasts its 2018 average daily net production will be in the range of 1,360 MMcfe to 1,370 MMcfe per day.

Utilizing current strip pricing at the various regional pricing points at which the Company sells its natural gas, Gulfport has improved its natural gas differential guidance and forecasts that its realized natural gas price, before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.58 to $0.61 per Mcf below NYMEX settlement prices in 2018. In addition, Gulfport has improved its oil differential guidance and now forecasts that its 2018 realized oil price will be in the range of $1.75 to $2.00 per barrel below WTI. With respect to its expected realized NGL price, Gulfport reiterates that its 2018 realized NGL price, before the effect of hedges and including transportation expense, will be approximately 45% to 50% of WTI.

The table below summarizes the Company’s updated full year 2018 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	2018
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	1,360	1,370
% Gas	~89%
% Natural Gas Liquids	~7%
% Oil	~4%

Forecasted Realizations (before the effects of hedges)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	$(0.58)	$(0.61)
NGL (% of WTI)	45%	50%
Oil (Differential to NYMEX WTI) $/Bbl	$(1.75)	$(2.00)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.17	$0.19
Production Taxes - $/Mcfe	$0.06	$0.08
Midstream Gathering and Processing - $/Mcfe	$0.57	$0.63
General and Administrative - $/Mcfe	$0.12	$0.14

Depreciation, Depletion and Amortization - $/Mcfe	$0.95	$1.05

Total
Budgeted D&C Expenditures - In Millions:	$685
Budgeted Non-D&C Expenditures - In Millions:	$130

Total Capital Expenditures - In Millions:	$815

Net Wells Drilled
Utica - Operated	20
Utica - Non-Operated	7

Total	27

SCOOP - Operated	13
SCOOP - Non-Operated	3

Total	16
Net Wells Turned-to-Sales
Utica - Operated	35
Utica - Non-Operated	10

Total	45

SCOOP - Operated	12
SCOOP - Non-Operated	4

Total	16

Operational Update

The table below summarizes Gulfport’s activity for the nine-month period ended September 30, 2018 and the number of net wells expected to be drilled and turned-to-sales for the remainder of 2018:

GULFPORT ENERGY CORPORATION

ACTIVITY SUMMARY

(Unaudited)

	Three Months ended	Three Months ended	Three Months ended
	March 31,	June 30,	September 30,	Remaining Wells	Guidance(1)
	2018	2018	2018	2018	2018
Net Wells Drilled
Utica - Operated	10.0	6.8	2.8	—	20.0
Utica - Non-Operated	1.8	2.5	2.6	0.1	7.0

Total	11.8	9.3	5.4	0.1	27.0

SCOOP - Operated	3.8	3.7	3.5	2.0	13.0
SCOOP - Non-Operated	2.6	0.3	0.1	—	3.0

Total	6.4	4.0	3.6	2.0	16.0

Net Wells Turned-to-Sales
Utica - Operated	3.0	14.0	11.0	7.0	35.0
Utica - Non-Operated	3.1	1.5	4.5	0.9	10.0

Total	6.1	15.5	15.5	7.9	45.0

SCOOP - Operated	6.3	0.5	5.8	—	12.0
SCOOP - Non-Operated	0.4	0.4	0.1	3.1	4.0

Total	6.7	0.9	5.9	2.5	16.0

(1)	Utilizes mid-point of publicly provided 2018 guidance

Utica Shale

In the Utica Shale, during the third quarter of 2018, Gulfport spud 2.8 net operated wells. In addition, Gulfport turned-to-sales 11 net operated wells during the third quarter of 2018.

During the third quarter of 2018, net production from Gulfport’s Utica acreage averaged approximately 1,141.0 MMcfe per day, an increase of 7% over the second quarter of 2018 and an increase of 16% over the third quarter of 2017.

For the nine-month period ended September 30, 2018, Gulfport spud 19.6 net operated wells. The wells drilled during this period had an average lateral length of approximately 10,350 feet. Normalizing to an 8,000 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 19.5 days, in line with the Company’s full year 2017 results. In addition, Gulfport turned-to-sales 28 net operated wells with an average stimulated lateral length of approximately 7,700 feet during the nine-month period ended September 30, 2018.

At present, Gulfport does not have any operated horizontal drilling rigs running in the play.

SCOOP

In the SCOOP, during the third quarter of 2018, Gulfport spud 3.5 net operated wells. In addition, Gulfport turned-to-sales 5.8 net operated wells during the third quarter of 2018.

During the third quarter of 2018, net production from Gulfport’s SCOOP acreage averaged approximately 274.6 MMcfe per day, an increase of 11% over the second quarter of 2018 and an increase of 41% over the third quarter of 2017.

For the nine-month period ended September 30, 2018, Gulfport spud 11.0 net operated wells. The wells drilled during this period had an average lateral length of approximately 8,100 feet. Normalizing to a 7,500 foot lateral length, Gulfport’s average drilling days from spud to rig release totaled approximately 64.9 days, a 10% improvement from the the Company’s full year 2017 results. In addition, Gulfport turned-to-sales 12.6 net operated wells with an average stimulated lateral length of approximately 7,750 feet during the nine-month period ended September 30, 2018.

At present, Gulfport has two operated horizontal drilling rigs active in the play.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, during the third quarter of 2018, Gulfport performed zero recompletions at the fields. Net production during the third quarter of 2018 totaled approximately 11.0 MMcfe per day.

SCOOP Production Results

During the third quarter of 2018, Gulfport turned-to-sales six gross Woodford wet gas wells, including the previously announced EJ Craddock 1R-28X21H and EJ Craddock 2-28X21H wells, and one gross Sycamore well.

The EJ Craddock 3-28X21H, targeting the Woodford formation in the SCOOP, has a stimulated lateral length of 9,065 feet and a 24-hour initial production peak rate of 9.9 MMcf per day and 351 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,176 BTU gas and yielding 48.5 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 16%. On a three-stream basis, the EJ Craddock 3-28X21H produced at a 24-hour initial production peak rate of 13.3 MMcfe per day, or 1,465 Mcfe per 1,000 foot of lateral, which is comprised of approximately 62% natural gas, 22% NGL and 16% oil. During its initial 30 days of production, the EJ Craddock 3-28X21H cumulatively produced 272.1 MMcf of natural gas and 8.8 thousand barrels of oil or, on a three-stream basis, at an average 30-day production rate of 12.0 MMcfe per day, or 1,325 Mcfe per 1,000 foot of lateral, which is comprised of approximately 63% natural gas, 22% NGL and 15% oil.

The EJ Craddock 4-28X21H, targeting the Woodford formation in the SCOOP, has a stimulated lateral length of 9,532 feet and a 24-hour initial production peak rate of 9.8 MMcf per day and 304 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,176 BTU gas and yielding 48.5 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 16%. On a three-stream basis, the EJ Craddock 4-28X21H produced at a 24-hour initial production peak rate of 12.9 MMcfe per day, or 1,352 Mcfe per 1,000 foot of lateral, which is comprised of approximately 64% natural gas, 22% NGL and 14% oil. During its initial 30 days of production, the EJ Craddock 4-28X21H cumulatively produced 264.6 MMcf of natural gas and 8.0 thousand barrels of oil or, on a three-stream basis, at an average 30-day production rate of 11.6 MMcfe per day, or 1,214 Mcfe per 1,000 foot of lateral, which is comprised of approximately 64% natural gas, 22% NGL and 14% oil.

The Lilly 1-15X10H, targeting the Woodford formation in the SCOOP, has a stimulated lateral length of 7,166 feet and a 24-hour initial production peak rate of 15.3 MMcf per day and 319 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,173 BTU gas and yielding 46.4 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the Lilly 1-15X10H produced at a 24-hour initial production peak rate of 19.2 MMcfe per day, or 2,683 Mcfe per 1,000 foot of lateral, which is comprised of approximately 68% natural gas, 22% NGL and 10% oil. During its initial 30 days of production, the Lilly 1-15X10H cumulatively produced 446.3 MMcf of natural gas and 8.3 thousand barrels of oil or, on a three-stream basis, at an average 30-day production rate of 18.5 MMcfe per day, or 2,576 Mcfe per 1,000 foot of lateral, which is comprised of approximately 69% natural gas, 22% NGL and 9% oil.

The Lilly 2-15X10H, targeting the Woodford formation in the SCOOP, has a stimulated lateral length of 7,110 feet and a 24-hour initial production peak rate of 13.6 MMcf per day and 404 barrels of oil per day. Based upon the composition analysis, the gas being produced is 1,173 BTU gas and yielding 46.4 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 15%. On a three-stream basis, the Lilly 2-15X10H produced at a 24-hour initial production peak rate of 17.8 MMcfe per day, or 2,506 Mcfe per 1,000 foot of lateral, which is comprised of approximately 65% natural gas, 21% NGL and 14% oil. During its initial 30 days of production, the Lilly 2-15X10H cumulatively produced 391.4 MMcf of natural gas and 9.2 thousand barrels of oil or, on a three-stream basis, at an average 30-day production rate of 16.6 MMcfe per day, or 2,328 Mcfe per 1,000 foot of lateral, which is comprised of approximately 67% natural gas, 22% NGL and 11% oil.

The Miller 8-13X12H targeting the Sycamore Shale formation in the SCOOP, has a stimulated lateral length of 9,670 feet and a 24-hour initial production peak rate of 531 barrels of oil per day and 3.8 MMcf per day. Based upon the composition analysis, the gas being produced is 1,273 BTU gas and yielding 77.3 barrels of NGL per MMcf of natural gas and results in a natural gas shrink of 23%. On a three-stream basis, the Miller 8-13X12H produced at a 24-hour initial production peak rate of 1,303 Boe per day, which is comprised of approximately 41% oil, 37% natural gas and 22% NGL.

During its initial 30 days of production, the EJ Craddock 1R-28X21H cumulatively produced 509.7 MMcf of natural gas and 10.7 thousand barrels of oil or, on a three-stream basis, at an average 30-day production rate of 20.9 MMcfe per day, or 2,315 Mcfe per 1,000 foot of lateral, which is comprised of approximately 72% natural gas, 18% NGL and 10% oil. During the initial 60 days of production, the EJ Craddock 1R-28X21H cumulatively produced 984.7 MMcf of natural gas and 19.0 thousand barrels of oil or, on a three-stream basis, at an average 60-day production rate of 20.0 MMcfe per day, or 2,217 Mcfe per 1,000 foot of lateral, which is comprised of approximately 72% natural gas, 18% NGL and 10% oil.

During its initial 30 days of production, the EJ Craddock 2-28X21H cumulatively produced 514.9 MMcf of natural gas and 11.9 thousand barrels of oil or, on a three-stream basis, at an average 30-day production rate of 21.3 MMcfe per day, or 2,142 Mcfe per 1,000 foot of lateral, which is comprised of approximately 71% natural gas, 18% NGL and 11% oil. During its initial 60 days of production, the EJ Craddock 2-28X21H cumulatively produced 980.8 MMcf of natural gas and 22.8 thousand barrels of oil or, on a three-stream basis, or at an average 60-day production rate of 20.3 MMcfe per day, or 2,040 Mcfe per 1,000 foot of lateral, which is comprised of approximately 71% natural gas, 18% NGL and 11% oil.

During its initial 60 days of production, the Cleburne 7R-12X13H cumulatively produced 732.5 MMcf of natural gas or at an average 60-day production rate of 12.2 MMcf per day, or 1,301 Mcfe per 1,000 foot of lateral, comprised of approximately 100% natural gas. During its initial 90 days of production, the Cleburne 7R-12X13H cumulatively produced 1.0 Bcf of natural gas, or at an average 90-day production rate of 11.5 MMcf per day, or 1,224 Mcfe per 1,000 foot of lateral, comprised of approximately 100% natural gas.

During its initial 90 days of production, the Lilly 3-15X10H cumulatively produced 1.1 Bcf of natural gas and 21.3 thousand barrels of oil, or on a three-stream basis, at an average 90-day production rate of 14.5 MMcfe per day, or 2,130 Mcfe per 1,000 foot of lateral, which is comprised of approximately 69% natural gas, 21% NGL and 10% oil.

During its initial 90 days of production, the Lilly 4-15X10H cumulatively produced 863.1 MMcf of natural gas and 20.2 thousand barrels of oil or, on a three-stream basis, at an average 90-day production rate of 12.1 MMcfe per day, or 1,651 Mcfe per 1,000 foot of lateral, which is comprised of approximately 68% natural gas, 21% NGL and 11% oil.

The table below summarizes the Company’s recent SCOOP well results:

GULFPORT ENERGY CORPORATION

SCOOP WELL RESULTS SUMMARY

(Unaudited)

		Phase	Stimulated	Wellhead	NGLs		Product Mix(1)			Average Prod. Rates (MMcfepd)
	County	Window	Lateral	BTU	Per MMcf	% Shrink	Gas	NGLs	Oil	24-Hr	30-Day	60-Day	90-Day
EJ Craddock 1R-28X21H	Central Grady	Woodford Wet Gas	9,008	1,133	36.9	12%	70%	18%	12%	20.9	20.9	20.0	—
EJ Craddock 2-28X21H	Central Grady	Woodford Wet Gas	9,939	1,133	36.9	12%	69%	17%	14%	21.0	21.3	20.3	—
EJ Craddock 3-28X21H	Central Grady	Woodford Wet Gas	9,065	1,176	48.5	16%	62%	22%	16%	13.3	12.0	—	—
EJ Craddock 4-28X21H	Central Grady	Woodford Wet Gas	9,532	1,176	48.5	16%	64%	22%	14%	12.9	11.6	—	—
EJ Craddock 8-28X21H	Central Grady	Woodford Wet Gas	7,961	1,171	47.0	16%	55%	19%	26%	19.7	17.3	16.1	15.2
Lilly 1-15X10H	Central Grady	Woodford Wet Gas	7,166	1,173	46.4	15%	68%	22%	10%	19.2	18.5	—	—
Lilly 2-15X10H	Central Grady	Woodford Wet Gas	7,110	1,173	46.4	15%	65%	21%	14%	17.8	16.6	—	—
Lilly 3-15X10H	Central Grady	Woodford Wet Gas	6,816	1,157	43.3	14%	66%	20%	14%	18.4	16.7	15.7	14.5
Lilly 4-15X10H	Central Grady	Woodford Wet Gas	7,323	1,157	43.3	14%	63%	19%	18%	14.5	13.1	12.4	12.1
North Cheyenne 3-10X3H	Central Grady	Woodford Wet Gas	7,218	1,162	44.1	15%	64%	20%	16%	13.2	12.1	11.3	10.6
North Cheyenne 4-10X3H	Central Grady	Woodford Wet Gas	6,867	1,162	44.1	15%	62%	19%	19%	14.6	13.4	12.6	11.9
North Cheyenne 5-10X3H	Central Grady	Woodford Wet Gas	5,782	1,152	41.7	14%	64%	19%	17%	20.6	18.4	16.9	15.9
North Cheyenne 6-10X3H	Central Grady	Woodford Wet Gas	6,002	1,152	41.7	14%	64%	19%	17%	19.4	16.8	15.3	14.1
North Cheyenne 7-10X3H	Central Grady	Woodford Wet Gas	6,379	1,162	43.9	15%	63%	20%	17%	12.3	12.7	12.1	11.5
North Cheyenne 8-10X3H	Central Grady	Woodford Wet Gas	6,413	1,162	43.9	15%	62%	19%	18%	17.2	16.1	15.2	14.2
Pauline 3-27X22H	Central Grady	Woodford Wet Gas	4,322	1,212	57.3	18%	49%	21%	30%	8.8	8.0	7.4	6.8
Pauline 4-27X22H	Central Grady	Woodford Wet Gas	7,978	1,212	57.3	18%	52%	22%	26%	17.3	16.1	15.0	14.1
Pauline 5-27X22H	Central Grady	Woodford Wet Gas	7,929	1,216	57.4	22%	50%	22%	27%	22.2	19.1	17.4	16.0
Pauline 6-27X22H	Central Grady	Woodford Wet Gas	7,273	1,216	57.4	22%	50%	22%	28%	22.9	19.6	17.7	16.2
Pauline 8-27X22H	Central Grady	Woodford Wet Gas	7,658	1,210	58.8	19%	51%	22%	27%	18.4	18.6	17.6	16.6
Vinson 2-22X27H	SE Grady	Woodford Wet Gas	8,539	1,118	35.7	11%	79%	19%	2%	16.5	15.7	14.4	13.4
Vinson 3R-22X27H	SE Grady	Woodford Wet Gas	8,475	1,118	35.7	11%	79%	19%	2%	19.0	18.7	17.3	16.3
Winham 7-22H	S Grady	Woodford Wet Gas	4,898	1,146	40.0	13%	64%	18%	18%	23.4	19.9	19.0	17.9
Cleburne 7R-12X13H	W Grady	Woodford Dry Gas	9,386	—	—	—	100%	—	—	14.5	13.1	12.2	11.5
Miller 8-13X12H	Central Grady	Upper Sycamore	9,670	1,273	77.3	23%	37%	22%	41%	7.8	—	—	—
Serenity 5-22H	S Grady	Lower Sycamore	5,980	1,143	39.2	13%	70%	19%	11%	15.7	15.8	15.4	15.0
Lauper 4-26H	SE Grady	Springer Oil	4,527	1,418	120.8	34%	10%	11%	79%	4.7	3.2	2.9	2.6

Note: All well results presented are based upon three-stream production data and assume contractual ethane recovery.

1. Product mix calculated utilizing 24-hr initial production rate.

Derivatives

Gulfport has hedged a portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. The table below sets forth the Company’s hedging positions as of October 31, 2018.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION

(Unaudited)

4Q2018
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	1,010
Price ($ per MMBtu)	$3.01

Swaption contracts (NYMEX)
Volume (BBtupd)	50
Price ($ per MMBtu)	$3.13

Basis Swap contracts (Transco Zone 4)
Volume (BBtupd)	40
Price ($ per MMBtu)	$(0.05)

Oil:
Swap contracts (LLS)
Volume (Bblpd)	2,000
Price ($ per Bbl)	$56.22

Swap contracts (WTI)
Volume (Bblpd)	4,500
Price ($ per Bbl)	$53.72

NGL:
C3 Propane Swap contracts
Volume (Bblpd)	4,250
Price ($ per Gal)	$0.70

C5+ Swap contracts
Volume (Bblpd)	500
Price ($ per Gal)	$1.11

	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	948	1,154
Price ($ per MMBtu)	$3.05	$2.81

Swaption contracts (NYMEX)
Volume (BBtupd)	43	135
Price ($ per MMBtu)	$3.10	$3.07

Basis Swap contracts (NGPL MC)
Volume (BBtupd)	12	—
Differential ($ per MMBtu)	$(0.26)	$—

Basis Swap contracts (Transco Zone 4)
Volume (BBtupd)	10	60
Differential ($ per MMBtu)	$(0.05)	$(0.05)

Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,507	1,000
Price ($ per Bbl)	$56.22	$59.55

Swap contracts (WTI)
Volume (Bblpd)	4,779	4,000
Price ($ per Bbl)	$54.29	$58.28

NGL:
C2 Ethane Swap contracts
Volume (Bblpd)	—	1,000
Price ($ per Gal)	—	$0.44

C3 Propane Swap contracts
Volume (Bblpd)	4,063	3,815
Price ($ per Gal)	$0.69	$0.69

C5 Pentane Swap contracts
Volume (Bblpd)	500	500
Price ($ per Gal)	$1.11	1.29

Stock Repurchase Program

As of October 31, 2018, the Company has repurchased 10.5 million shares at a weighted-average share price of $10.47 during 2018. Since initiating the share repurchase program in February 2018, Gulfport has reduced its shares outstanding by over five percent.

Gulfport’s board of directors has authorized the Company to acquire up to $200 million of its outstanding common stock during 2018 and approximately $90 million remains under the current authorization. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. The repurchase program does not require the Company to acquire any specific number of shares. The Company intends to purchase shares under the repurchase program opportunistically with available funds while maintaining sufficient liquidity to fund its 2018 capital development program. This repurchase program is authorized to extend through December 31, 2018 and may be suspended from time to time, modified, extended or discontinued by the board of directors at any time.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Friday, November 2, 2018 at 8:00 a.m. CDT to discuss its third quarter of 2018 financial and operational results and to provide an update on the Company’s recent activities.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy is an independent natural gas and oil company focused on the exploration and development of natural gas and oil properties in North America and is one of the largest producers of natural gas in the contiguous United States. Headquartered in Oklahoma City, Gulfport holds significant acreage positions in the Utica Shale of Eastern Ohio and the SCOOP Woodford and SCOOP Springer plays in Oklahoma. In addition, Gulfport holds an acreage position along the Louisiana Gulf Coast, has an approximately 22% equity interest in Mammoth Energy Services, Inc. (NASDAQ:TUSK) and has a position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC. For more information, please visit www.gulfportenergy.com.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions that might affect the timing and amount of the repurchase program; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense and depreciation, depletion and amortization. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less non-cash derivative loss (gain), litigation settlement, insurance proceeds, gain on sale of equity method investments and (income) loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net income is a non-GAAP financial measure equal to pre-tax net income less non-cash derivative loss (gain), litigation settlement, insurance proceeds, gain on sale of equity method investments and (income) loss from equity method investments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Jessica Wills – Director, Investor Relations

jwills@gulfportenergy.com

405-252-4550

Media Contact:

Adam Weiner / Cameron Njaa

Kekst CNC

adam.weiner@kekstcnc.com / cameron.njaa@kekstcnc.com

212-521-4800

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2018	December 31, 2017
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$124,571	$99,557
Accounts receivable—oil and natural gas sales	157,391	146,773
Accounts receivable—joint interest and other	39,511	35,440
Accounts receivable—related parties	79	—
Prepaid expenses and other current assets	9,742	4,912
Short-term derivative instruments	19,809	78,847

Total current assets	351,103	365,529

Property and equipment:
Oil and natural gas properties, full-cost accounting, $2,925,145 and $2,912,974 excluded from amortization in 2018 and 2017, respectively	9,936,714	9,169,156
Other property and equipment	92,388	86,754
Accumulated depletion, depreciation, amortization and impairment	(4,506,306)	(4,153,733)

Property and equipment, net	5,522,796	5,102,177

Other assets:
Equity investments	232,529	302,112
Long-term derivative instruments	3,530	8,685
Deferred tax asset	—	1,208
Inventories	8,234	8,227
Other assets	17,038	19,814

Total other assets	261,331	340,046

Total assets	$6,135,230	$5,807,752

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$582,464	$553,609
Asset retirement obligation—current	120	120
Short-term derivative instruments	62,601	32,534
Current maturities of long-term debt	647	622

Total current liabilities	645,832	586,885

Long-term derivative instruments	15,101	2,989
Asset retirement obligation—long-term	78,411	74,980
Deferred tax liability	3,046	—
Other non-current liabilities	—	2,963
Long-term debt, net of current maturities	2,100,825	2,038,321

Total liabilities	2,843,215	2,706,138

Commitments and contingencies
Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—
Stockholders’ equity:
Common stock - $.01 par value, 200,000,000 authorized, 173,218,643 issued and outstanding at September 30, 2018 and 183,105,910 at December 31, 2017	1,732	1,831
Paid-in capital	4,316,006	4,416,250
Accumulated other comprehensive loss	(46,354)	(40,539)
Retained deficit	(979,369)	(1,275,928)

Total stockholders’ equity	3,292,015	3,101,614

Total liabilities and stockholders’ equity	$6,135,230	$5,807,752

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(In thousands, except share data)
Revenues:
Natural gas sales	$271,167	$223,340	$753,261	$606,544
Oil and condensate sales	45,682	31,459	140,687	85,338
Natural gas liquid sales	53,776	33,559	141,883	88,985
Net (loss) gain on gas, oil and NGL derivatives	(9,663)	(22,860)	(96,737)	141,588

	360,962	265,498	939,094	922,455

Costs and expenses:
Lease operating expenses	22,325	20,020	64,143	60,044
Production taxes	9,348	5,419	23,861	14,464
Midstream gathering and processing	78,913	69,372	214,546	176,258
Depreciation, depletion and amortization	119,915	106,650	352,848	254,887
General and administrative	15,848	13,065	42,955	37,922
Accretion expense	1,037	456	3,056	1,148
Acquisition expense	—	33	—	2,391

	247,386	215,015	701,409	547,114

INCOME FROM OPERATIONS	113,576	50,483	237,685	375,341

OTHER (INCOME) EXPENSE:
Interest expense	33,253	27,130	100,922	74,797
Interest income	(92)	(37)	(162)	(927)
Litigation settlement	917	—	917
Insurance proceeds	—	—	(231)	—
Gain on sale of equity method investments	(2,733)	—	(124,768)	(12,523)
(Income) loss from equity method investments, net	(12,858)	2,737	(35,282)	33,468
Other income	(61)	(345)	(201)	(863)

	18,426	29,485	(58,805)	93,952

INCOME BEFORE INCOME TAXES	95,150	20,998	296,490	281,389
INCOME TAX EXPENSE (BENEFIT)	—	2,763	(69)	2,763

NET INCOME	$95,150	$18,235	$296,559	$278,626

NET INCOME PER COMMON SHARE:
Basic	$0.55	$0.10	$1.69	$1.56

Diluted	$0.55	$0.10	$1.68	$1.56

Weighted average common shares outstanding—Basic	173,057,538	182,957,416	175,776,312	178,736,569
Weighted average common shares outstanding—Diluted	173,304,914	183,008,436	176,440,461	179,130,570

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Net income	$95,150	$18,235	$296,559	$278,626
Interest expense	33,253	27,130	100,922	74,797
Income tax expense (benefit)	—	2,763	(69)	2,763
Accretion expense	1,037	456	3,056	1,148
Depreciation, depletion and amortization	119,915	106,650	352,848	254,887

EBITDA	$249,355	$155,234	$753,316	$612,221

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
	(In thousands)		(In thousands)
Cash provided by operating activity	$197,912	$205,080	$608,956	$491,733
Adjustments:
Changes in operating assets and liabilities	12,558	(37,018)	2,327	(56,928)

Operating Cash Flow	$210,470	$168,062	$611,283	$434,805

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months ended	Nine Months Ended
	September 30, 2018	September 30, 2018
	(In thousands)
EBITDA	$249,355	$753,316

Adjustments:
Non-cash derivative loss	4,125	106,373
Litigation settlement	917	917
Insurance proceeds	—	(231)
Gain on sale of equity method investments	(2,733)	(124,768)
Income from equity method investments	(12,858)	(35,282)

Adjusted EBITDA	$238,806	$700,325

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months ended	Nine Months Ended
	September 30, 2018	September 30, 2018
	(In thousands, except share data)
Pre-tax net income excluding adjustments	$95,150	$296,490
Adjustments:
Non-cash derivative loss	4,125	106,373
Litigation settlement	917	917
Insurance proceeds	—	(231)
Gain on sale of equity method investments	(2,733)	(124,768)
Income from equity method investments	(12,858)	(35,282)

Pre-tax net income excluding adjustments	$84,601	$243,499

Adjusted net income	$84,601	$243,499

Adjusted net income per common share:
Basic	$0.49	$1.39

Diluted	$0.49	$1.38

Basic weighted average shares outstanding	173,057,538	175,776,312
Diluted weighted average shares outstanding	173,304,914	176,440,461